UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 10, 2005

THERMA-WAVE, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-26911	94-3000561
(State or other	(Commission File Number)	(IRS Employer Identification No.)
jurisdiction of
incorporation)

1250 Reliance Way
Fremont, California 94539
(Address of principal executive offices, including Zip Code)

(510) 668-2200
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Entry into a Material Definitive Agreement

On June 10, 2005, Therma-Wave, Inc. (the “Company”) and Silicon Valley Bank entered into (i) an Amended and Restated Loan and Security Agreement, and (ii) a Streamline Facility Agreement (together, with the Amended and Restated Loan and Security Agreement, the “Agreements”), that renewed a $15,000,000 revolving line of credit to the Company. The revolving line of credit is comprised of a $5,000,000 domestic line of credit, and a $10,000,000 Export-Import (“Exim”) line of credit. The revolving line of credit can be used to (i) borrow funds for working capital and general corporate purposes, (ii) issue letters of credit, (iii) enter into foreign exchange forward contracts, and (iv) support certain cash management services. Revolving loans will bear interest at a floating rate of interest equal to: (i) in the case of the domestic line of credit, the greater of Silicon Valley Bank’s prime rate, plus 1.50% per annum, and (ii) in the case of the Exim line of credit, the greater of Silicon Valley Bank’s prime rate, plus 1.75% per annum.

On June 11, 2007, the revolving line of credit matures and Silicon Valley Bank’s commitment to extend revolving loans under the Loan and Security Agreement terminates. The revolving loans under the Loan and Security Agreement are secured by a first priority lien on substantially all of the assets of the Company, including intellectual property. The Agreements require the Company to maintain a minimum adjusted quick ratio covenant and a minimum tangible net worth covenant. In addition, the Company is required to comply with covenants that limit the Company’s ability to, among other things, merge or consolidate with another corporation or entity, dispose of assets, make acquisitions, incur indebtedness, grant liens, make investments, pay dividends, or repurchase stock.

The Loan and Security Agreement includes events of default that, include among other things, non-payment of principal, interest or fees, violation of covenants, inaccuracy of representations and warranties, cross default to certain other indebtedness, bankruptcy and insolvency events, change of control and material judgments. The occurrence of an event of default will increase the applicable rate of interest by 4.0% and could result in the acceleration of the Company’s obligations under the Loan and Security Agreement and foreclosure on the collateral securing its obligations under the Loan and Security Agreement.

A copy of the Amended and Restated Loan and Security Agreement and the Streamline Facility Agreement, are attached hereto as Exhibits 10.1 and 10.2, respectively, and are incorporated herein by reference.

ITEM 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth under Item 1.01, “Entry into a Material Definitive Agreement,” is incorporated herein by reference.

ITEM 8.01 Other Events

On May 26, 2005, Randy Singh, for personal reasons, resigned from the position of Corporate Controller of the Company. The Company is actively looking for a new Corporate Controller at this time.

ITEM 9.01 Financial Statements and Exhibits

     (c) Exhibits

Exhibit
No.	Description
10.1	Amended and Restated Loan and Security Agreement between Therma-Wave, Inc. and Silicon Valley Bank dated June 10, 2005

10.2	Streamline Facility Agreement between Therma-Wave, Inc. and Silicon Valley Bank dated June 10, 2005

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THERMA-WAVE, INC.

/s/ L. Ray Christie

Date: June 16, 2005	Name:	L. Ray Christie
	Title:	Senior Vice President, Chief Financial Officer and Secretary

EXHIBIT INDEX

Exhibit
No.	Description
10.1	Amended and Restated Loan and Security Agreement between Therma-Wave, Inc. and Silicon Valley Bank dated June 10, 2005

10.2	Streamline Facility Agreement between Therma-Wave, Inc. and Silicon Valley Bank dated June 10, 2005